Exhibit 99.1


      California Pizza Kitchen Reports Preliminary Fourth Quarter Results; Comparable Restaurant Sales Increased 5.3% (6.5% excluding the Effects of Remodels and Hurricane-Related Store Closure Days)


     LOS ANGELES--(BUSINESS WIRE)--Jan. 10, 2006--

                  Earnings Guidance of $0.29 per Diluted Share

     California Pizza Kitchen, Inc., (Nasdaq: CPKI) announced today that revenues increased 8.9% to $125.4 million for the fourth quarter ended January 1, 2006 versus $115.2 million in the fourth quarter of 2004. The Company had an additional week in fiscal 2004 (a 53-week year versus a 52-week year) which is reflected in 2004 fourth quarter revenues. Comparable restaurant sales increased 5.3% compared to 7.7% in the fourth quarter a year ago and were adversely impacted by the completion of two major remodels and hurricane-related store closure days. Comparable restaurant sales excluding these events would have been 6.5% for the fourth quarter ended January 1, 2006.
     During its October 27, 2005 conference call, the Company forecasted fourth quarter comparable restaurant sales of approximately 5.5% to 6.5% and earnings per diluted share in the range of $0.30-$0.31. Management is now estimating earnings per diluted share of $0.29 based on fourth quarter 2005 revenues and the significant impact of the aforementioned remodels and hurricane-related store closure days, which is estimated at $0.02 per diluted share. Fourth quarter remodel activity concludes the Company's previously announced major remodel initiatives. Furthermore, management reaffirmed that revised fourth quarter earnings guidance excludes the previously announced one-time, non-cash charge of $3.6 million relating to the accounting re-measurement associated with extending the life of certain pre-IPO issued stock options.
     Management also reiterated its 2006 comparable restaurant sales guidance of 5.0% to 6.0% with a corresponding earnings per diluted share range of $1.35 to $1.39.
     The Company intends to release its fourth quarter earnings on February 2, 2006 at approximately 4:00 p.m. EST with a conference call to follow on the same day at approximately 5:00 p.m. EST. Management intends to address guidance for the first quarter at that time. A webcast of the conference call can be accessed at www.cpk.com.
     California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $12.63. As of January 10, 2006 the Company operates, licenses or franchises 188 restaurants, of which 157 are company-owned and 31 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
     California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com. This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.
     Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     CONTACT: California Pizza Kitchen, Inc.
              310-342-5000
              Sarah Grover (media) or Sue Collyns (investors)